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                                                                     EXHIBIT 5.1


                                                March 2, 2001


Board of Directors
Chequemate International, Inc.
124 Point West Blvd.
St. Charles, Missouri 63301

         RE:  REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

         We are acting as counsel to Chequemate International, Inc., a Utah corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offer and sale pursuant to the Registration Statement, by the six (6) Selling Securityholders identified in the Registration Statement of up to 28,410,518 shares of Common Stock, par value $0.0001 per share, of the Company, including (i) shares of common stock issued to five (5) of the Selling Securityholders pursuant to agreements described in the Registration Statement; and (ii) shares of common stock issued or issuable to another Selling Securityholder, Crooks Hollow, L.L.C., pursuant to a Stock Purchase Agreement, Modification Agreement, Registration Rights Agreement and Amendment to Agreement, and a Common Stock Purchase Warrant, all of which are described in the Registration Statement.

         In forming the opinion expressed below, we have examined and relied on the Articles of Incorporation and By-Laws, each as amended as of the the date hereof, and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors and stockholders of the Company, all as provided to us by the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In our examination of the foregoing documents, we have assumed that (i) all information contained in all documents reviewed by us is correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal


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Board of Directors
Chequemate International, Inc.
March 2, 2001
Page 2

capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

         Based upon and subject to the foregoing, it is our opinion that the Company has taken all necessary corporate action required to authorize the issuance of the Shares, and that the Shares, when issued in the manner described in the Registration Statement, have been, or will be, duly and validly issued, fully paid and nonassessable.

         The opinion expressed above is limited to matters governed by the laws of the State of Utah. We express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

         We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion letter speaks as of the date hereof. We disclaim any duty to advise you regarding any change subsequent to the date hereof in, or to otherwise communicate with you with respect to, the matters addressed herein.

                                                    Sincerely,

                                        JONES, WALDO, HOLBROOK & McDONOUGH

                                      /s/ Jones, Waldo, Holbrook & McDonough